ASSIGNMENT OF OIL AND GAS WELL CASH BOND

Know All Persons by these presents:

FOR VALUE RECEIVED, California Hydrocarbons Corporation, as "Assignor" does hereby grant, assign and transfer to Cardinal Energy Group, Inc., as "Assignee" all of its rights and interest in a certain Oil and Gas Well Cash Bond posted with the Department of Conservation, Division of Oil, Gas, and Geothermal Resources by California Hydrocarbons Corporation.

Rashmi N. Yajnik, President
California Hydrocarbons Corporation, Assignor
By: Rashmi N. Yajnik, President

Date: January 23rd 2013